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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME    `                                       JURISDICTION OF INCORPORATION
TKT Canada Inc.                                 Canada
TKT Europe                                      Sweden
TKT Securities Corp.                            Massachusetts
TKT UK Ltd.                                     United Kingdom
TKT Argentina SRL                               Argentina
Eminent Biopharmaceutical Services, LLC         Delaware

Each subsidiary is a wholly-owned subsidiary of the Registrant.